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                                                                    EXHIBIT 99.2

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                           TENDER OF ALL OUTSTANDING
                            9% SENIOR NOTES DUE 2008
                              IN EXCHANGE FOR NEW
                            9% SENIOR NOTES DUE 2008
                                       OF
                         NEXTLINK COMMUNICATIONS, INC.

    As set forth in the Prospectus dated June 10, 1998 (as the same may be amended from time to time, the "Prospectus") of NEXTLINK Communications, Inc. (the "Company") under the caption "The Exchange Offer--Guaranteed Delivery Procedures," and in the accompanying Letter of Transmittal (the "Letter of Transmittal") and Instruction 2 thereto, this form or one substantially equivalent, must be used to tender any of the Company's outstanding 9% Senior Notes due 2008 (the "Old Notes") pursuant to the Exchange Offer, if (i) certificates representing the Old Notes to be tendered for exchange are not lost but are not immediately available, (ii) time will not permit a Holder's Letter of Transmittal, certificates representing the Old Notes to be tendered and all other required documents to reach United States Trust Company (the "Exchange Agent") prior to the Expiration Date with respect to the Exchange Offer, or
(iii) the procedures for book-entry transfer cannot be completed prior to the Expiration Date. This form may be delivered by an Eligible Institution by mail or hand delivery or transmitted, via manually signed facsimile, to the Exchange Agent as set forth below.

    Terms not otherwise defined herein shall have their respective meanings as set forth in the Prospectus.

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JULY 10, 1998, UNLESS EXTENDED OR TERMINATED (THE "EXPIRATION DATE").

                 THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:

                          UNITED STATES TRUST COMPANY

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    BY HAND OR OVERNIGHT                                       BY REGISTERED OR CERTIFIED
          DELIVERY:              FACSIMILE TRANSMISSIONS:                 MAIL:
                               (ELIGIBLE INSTITUTIONS ONLY)

 United States Trust Company          (212) 852-1626           United States Trust Company
    114 West 47th Street          TO CONFIRM BY TELEPHONE         114 West 47th Street
  New York, New York 10036       OR FOR INFORMATION CALL:       New York, New York 10036
 Attention: Patricia Stermer          (212) 852-1664           Attention: Patricia Stermer
   Reorganization Section                                        Reorganization Section
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    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS
SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION TO A
NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.
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LADIES AND GENTLEMEN:

    The undersigned hereby tender(s) to the Company, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, receipt of which is hereby acknowledged, the principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer--Guaranteed Delivery Procedures."

    The undersigned hereby represents and warrants that the undersigned has full power and authority to tender the Old Notes. The undersigned will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or the Company to be necessary or desirable for the perfection of the undersigned's tender.

    Tenders may be withdrawn in accordance with the procedures set forth in the Prospectus. The undersigned authorizes the Exchange Agent to deliver this Notice of Guaranteed Delivery to the Company and the Trustee as evidence of the undersigned's tender of Old Notes.

    All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

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                                  PLEASE SIGN AND COMPLETE
Signatures of Registered Holder(s) or          Date:
Authorized Signatory:
                                               Address:

Name(s) of Registered Holder(s):               Area Code and Telephone No.:
Principal Amount of Notes Tendered:            If Notes will be delivered by book-entry
                                               transfer, complete the following:

Certificate No.(s) of Notes (if available):
                                               Depository Account No.
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This Notice of Guaranteed Delivery must be signed by the Holder(s) exactly as their names appear on certificates for Old Notes or on a security position listing as the owner of Old Notes, or by person(s) authorized to become Holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below under "Capacity" and submit evidence satisfactory to the Company of such person's authority to so act.

                      Please print name(s) and address(es)
Name(s): ___________________________________________________________________
____________________________________________________________________________
Capacity: __________________________________________________________________
Address(es): _______________________________________________________________
____________________________________________________________________________
____________________________________________________________________________

DO NOT SEND OLD NOTES WITH THIS FORM. OLD NOTES SHOULD BE SENT TO THE EXCHANGE AGENT, TOGETHER WITH A PROPERLY COMPLETED AND VALIDLY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER RELATED DOCUMENTS.

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                                   GUARANTEE

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, hereby guarantees that, within three Nasdaq National Market trading days from the date of this Notice of Guaranteed Delivery, a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), together with certificates representing the Old Notes tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Old Notes into the Exchange Agent's account at a Book-Entry Transfer Facility, pursuant to the procedure for book-entry transfer set forth in the Prospectus under the caption "The Exchange Offer--Book-Entry Transfer"), and any other required documents will be deposited by the undersigned with the Exchange Agent at its address set forth above.

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Name of Firm:
Address:                                                   Authorized Signature
Area Code and                                  Name:
Telephone No.:
                                               Title:
                                               Date:
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